EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                                      Dollar Amounts in Thousands
------------------------------------------------------------------------------------- ---------------------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):    RCFD
                                                                                 ----
     a.   Noninterest-bearing balances and currency and coin (1)                 0081     937,481      1.a
     b.   Interest-bearing balances (2)                                          0071       2,653      1.b
2.   Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)             1754     786,585      2.a
     b.   Available-for-sale securities (from Schedule RC-B, column D)           1773  11,699,979      2.b
3.   Federal funds sold and securities purchased under agreements to resell      1350     979,074       3.
4.   Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income     RCFD
          (from Schedule RC-C)                         ----
                                                       2122      29,505,422                            4.a
     b.   LESS:  Allowance for loan and lease
          losses                                       3123         441,168                            4.b
     c.   LESS:  Allocated transfer risk reserve       3128               0                            4.c
     d.   Loans and leases, net of unearned
          income, allowance, and reserve (item 4.a
          minus 4.b and 4.c)                                                     2125  29,064,254      4.d
5.   Trading assets (from Schedule RC-D)                                         3545     289,652       5.
6.   Premises and fixed assets (including capitalized leases)                    2145     282,955       6.
7.   Other real estate owned (from Schedule RC-M)                                2150       4,642       7.
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)                                                        2130           0       8.
9.   Customers' liability to this bank on acceptances outstanding                2155      18,994       9.
10.  Intangible assets (from Schedule RC-M)                                      2143     567,652      10.
11.  Other Assets (from Schedule RC-F)                                           2160   1,582,869      11.
12.  Total assets (sum of items 1 through 11)                                    2170  46,216,790      12.


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(1)  Includes cash items in process of collection and unposted debts.
(2)  Includes time certificates of deposit not held for trading.



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
SCHEDULE RC - CONTINUED

                                                                                      Dollar Amounts in Thousands
------------------------------------------------------------------------------------- ---------------------------
LIABILITIES
13.  Deposits:                                                                   RCON
     a.   In domestic offices (sum of totals of                                  ----
          columns A and C from Schedule RC-E, part 1)                            2200  26,179,477     13.a
                                                       RCON
                                                       ----
          (1)  Noninterest-bearing (1)                 6631      2,645,282                          13.a.1
          (2)  Interest-bearing                        6636     23,534,195                          13.a.2         26,179,477
                                                                                 RCFN
                                                                                 ----
     b.   In foreign offices, Edge and Agreement subsidiaries,
          and IBFs (from Schedule RC-E, part II)                                 2200   3,341,856     13.b
                                                       RCFN
                                                       ----
          (1)  Noninterest-bearing                     6631              0                          13.b.1
          (2)  Interest-bearing                        6636      3,341,856                          13.b.2
                                                                                 RCFD
                                                                                 ----
14.  Federal funds purchased and securities sold under agreements to repurchase  2800   3,275,076      14.
                                                                                 RCON
                                                                                 ----
15.  a.   Demand notes issued to the U.S. Treasury                               2840   1,812,808     15.a
                                                                                 RCFD
                                                                                 ----
     b.   Trading liabilities (from Schedule RC-D)                               3548      82,282     15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases);
     a.   With a remaining maturity of one year of less                          2332   6,300,965     16.a
     b.   With a remaining maturity of more than one year through three years    A547      11,511     16.b
     c.   With a remaining maturity of more than three years                     A548      45,728     16.c
17.  Not applicable.
18.  Bank's liability on acceptances executed and outstanding                    2920      18,994      18.
19.  Subordinated notes and debentures (2)                                       3200     726,000      19.
20.  Other liabilities (from Schedule RC-G)                                      2930   1,036,980      20.
21.  Total liabilities (sum of items 13 through 20)                              2948  42,831,677      21.         42,831,677
22.  Not applicable.

EQUITY CAPITAL

                                                                                 RCFD
                                                                                 ----
23.  Perpetual preferred stock and related surplus                               3838     452,310      23.
24.  Common stock                                                                3230      41,234      24.
25.  Surplus (exclude all surplus related to preferred stock)                    3839   1,875,178      25.
26.  a.   Undivided profits and capital reserves                                 3632   1,130,808     26.a
     b.   Net unrealized holding gains (losses) on available-for-sale securities 8434    (114,417)    26.b
     c.   Accumulated net gains (losses) on cash flow hedges                     4336           0     26.c
27.  Cumulative foreign currency translation adjustments                         3284           0      27.
28.  Total equity capital (sum of items 23 through 27)                           3210   3,385,113      28.          3,385,113
29.  Total liabilities and equity capital (sum of items 21 and 28)               3300  46,216,790      29.
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
SCHEDULE RC - CONTINUED


MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION
1.   Indicated in the box at the right the number of the statement below that    RCFD     Number
     best describes the most comprehensive level of auditing work performed for  ----     ------
     the bank by independent external auditors as of any date during 1998        6724        2         M.1

1 = Independent audit of the bank conducted in accordance       5 = Review of the bank's financial statements
    with generally accepted auditing standards by a                 by external auditors
    certified public accounting firm which submits a
    report on the bank

2 = Independent audit of the bank's parent holding              6 = Compilation of the bank's financial
    company conducted in accordance with generally                  statements by external auditors.
    accepted auditing standards by a certified public
    accounting firm which submits a report on the
    consolidated holding company (but not on the bank
    separately)

3 = Directors' examination of the bank conducted in             7 = Other audit procedures (excluding tax
    accordance with generally accepted auditing standards           preparation work).
    by a certified public accounting firm (may be
    required by state chartering authority)

4 = Directors' examination of the bank performed by other       8 = No external audit work
    external auditors (may be required by state
    chartering authority)


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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.